UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): October 21, 2003

                        Commission file number: 000-16299

                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                13-3054685
     (State or other jurisdiction of        (IRS Employer Identification Number)
      Incorporation or Organization)

  801 Mahler Rd, Suite G, Burlingame, CA                   94010
 (Address of principal executive offices)                (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

ITEM 5. Other Events -Shareholder Bulletin

October 21, 2003

Dear Shareholders:

Now that version 2 of the ANTs Data Server has been released, I want to update you on progress we have made with our sales effort and other matters.

The Sales Pipeline

Ours is a typical enterprise software sales cycle - we first generate leads, some leads turn into prospects, some prospects turn into evaluators, and some evaluators become customers. The cycle from first contact to signed customer is typically four to six months, though this can be shorter or longer depending on the customer's schedule.

Over the last few months, we were busy laying the groundwork for the sales effort related to the version 2 release. We instituted a marketing program - you may recall the press we received in certain technical publications, we also took a booth at the Securities Industry Association Trade Show in June, and we have an ongoing telesales effort in place - which generated many leads. Of those leads we now have approximately 50 prospects. Our definition of a prospect is:

     o    has shown interest in the ANTs Data Server (ADS)
     o has participated in at least one detailed technical presentation (typically one to one and one-half hours in length)
     o has assigned a senior level database architect to review our product documentation
     o    has indicated that they would consider testing ADS

A few weeks ago, four prospects began evaluations using a preliminary release of ADS version 2, and of the remaining prospects, approximately a dozen said they will evaluate the final version of ADS version 2. These two groups contain companies that range from small to Fortune 500 in size.

Testing a new database product is not a trivial matter and is a process that requires several steps. To evaluate, our prospects will commit scarce engineering resources, so it is a decision they think about carefully. That's good news and bad news - it means they will evaluate ADS thoroughly, but it also means it may take longer to do so (due to other priorities the evaluator may have, and because we're the new kid on the block). Whatever the schedule, we are committed to providing evaluators with the resources necessary to support their testing of ADS. Although we are pleased with the reaction of the market to date, it is impossible at this time to predict how many, if any of these 50 prospects will become customers.

Speaking of customers, our first customer Wireless Services Corporation, informs us they are still working with their customer to establish a firm "go live date". The picture on all of this can change materially at any time and if it does I will keep you informed.

Linux Port of ADS

A number of shareholders have asked about Linux support. Due to the delay in the delivery of version 2, which consumed our engineering resources, we now estimate delivery of ADS on Linux to be the end of Q1 2004. However, ADS on Linux is less important to many of our potential customers than adding certain features, which are already in development. So we will get those features done first, then move on to Linux. All successful sales efforts are responsive to the demands of the marketplace and we listen carefully as we position ANTs for future growth.

Financial

We recently received a $150,000 payment from Net Soft pursuant to the Letter of Intent we signed in August. This brings the total received from Net Soft to $250,000. These funds, when added to commitments (not yet received) from private placement investors, would fund operations well into the first quarter of next year.

Thank you all for your support.

Sincerely,


Frank Ruotolo
Chairman and CEO

This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will receive the committed funds and secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ANTs software inc.

Date: October 21, 2003                By: /s/     Francis K. Ruotolo
                                          ---------------------------
                                          Francis K. Ruotolo, Chairman
                                          and Chief Executive Officer